SELECTED CAPITAL PRESERVATION TRUST

2949 East Elvira Road, Suite 101

Tucson, Arizona 85706

(520) 434-3771

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer of Selected Capital Preservation Trust (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended December 31, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

SELECTED CAPITAL PRESERVATION TRUST	SELECTED CAPITAL PRESERVATION TRUST

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer
Date: February 14, 2007	Date: February 14, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to SELECTED CAPITAL PRESERVATION TRUST and will be retained by SELECTED CAPITAL PRESERVATION TRUST and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.